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                                                                   Exhibit 10.12

                                 REVOLVING NOTE
                              (CANADIAN BORROWERS)

U.S. $_____________                                           March ___, 2004

         FOR VALUE RECEIVED, the undersigned, COMMONWEALTH SEAGER HOLDINGS LTD., a corporation amalgamated under the laws of the Province of Alberta, Canada ("CSH"), CORRPRO CANADA, INC., a corporation amalgamated under the laws of the Province of Alberta, Canada ("CORRPRO CANADA") and BORZA INSPECTIONS LTD., a corporation amalgamated under the laws of the Province of Alberta, Canada ("BORZA", and together with Corrpro Canada and CSH, collectively, "CANADIAN BORROWERS"), hereby jointly and severally promise to pay to CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as administrative, payment and collateral agent for the Lenders ("AGENT"), the unpaid principal amount of all Advances made by Canadian Revolving Lenders to Canadian Borrowers under the Canadian Revolving Facility, in lawful money of the United States of America in immediately available funds, with interest thereon, and all other Obligations related thereto under and pursuant to the Revolving Credit, Term Loan and Security Agreement dated as of the date hereof among Canadian Borrowers, the other Credit Parties named therein, Agent and the Lenders party thereto from time to time (as it may be amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"), all at the times and in the manner set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

         1. INTEREST AND PAYMENTS.

                  (a) Canadian Borrowers promise to pay interest on the outstanding principal amount of Advances under the Canadian Revolving Facility and this Revolving Note from the date of any Advance until such principal amount is indefeasibly paid in full in cash. Interest on outstanding Advances under the Canadian Revolving Facility and this Revolving Note shall be due and payable monthly in arrears on the first calendar day of each calendar month, commencing with the month of May 1, 2004, at an annual rate as set forth in the Loan Agreement, calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period.

                  (b) Payments of interest on outstanding Advances under the Canadian Revolving Facility and other Obligations related to the Canadian Revolving Facility may be made, when due, by Advances under the Revolving Facilities in accordance with the provisions of the Loan Agreement. Any payments of interest and/or principal or other amounts under this Revolving Note not paid automatically through Advances under the Canadian Revolving Facility as provided in the Loan Agreement shall be made only by wire transfer on the date when due, without offset, deduction or counterclaim, in U.S. Dollars, in immediately available funds as required in the Loan Agreement. Notwithstanding and without limiting or being limited by any other provision of this Revolving Note or any other Loan Document, any payments or prepayments received under this Revolving Note shall be credited and applied in such manner and order as described in the Loan Agreement, as adjusted from time to time pursuant to Sections 2.19 and 2.20 of the Loan Agreement.

                  (c) For purposes of the Interest Act (Canada) and disclosures thereunder, whenever any interest or any fee to be paid by a Canadian Borrower hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360. The rates of interest

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to be paid under this Note and the Loan Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any calculation of interest under this Note or the Loan Agreement.

         2. MATURITY.

                  Unless earlier due and payable in accordance with the Loan Agreement or accelerated under the Loan Documents, this Revolving Note and the Canadian Revolving Facility and all Advances shall mature, and all amounts outstanding hereunder and all other Obligations under the Loan Documents relating to the Canadian Revolving Facility and Advances, shall become due and payable in full on the Maturity Date.

         3. DEFAULT RATE.

                  Upon the occurrence and during the continuation of an Event of Default, the Applicable Rate of interest in effect at such time with respect to the Obligations shall be increased by the Default Rate.

         4. LOAN AGREEMENT.

                  This Revolving Note is referred to in, made pursuant to, and entitled to the benefits of, the Loan Agreement. The Loan Agreement, among other things, (i) provides for the making of Advances under the Canadian Revolving Facility and this Revolving Note by Canadian Revolving Lenders to Canadian Borrowers in the aggregate maximum dollar amount first mentioned above, which amounts may be drawn, repaid and redrawn from time to time as permitted thereunder, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified, and (iii) contains provisions defining an Event of Default and the rights and remedies of the parties thereto. This Revolving Note is a secured note, entitled to the benefits of and security interests granted in, among other things, the Loan Agreement and the other Loan Documents.

         5. PREPAYMENTS.

                  This Revolving Note may be prepaid in whole or in part only as permitted in the Loan Agreement and shall be prepaid, in whole or in part, as provided or required in the Loan Agreement. No payment or prepayment of any amount shall entitle any Person to be subrogated to the rights of any Canadian Revolving Lender hereunder or under the Loan Documents unless and until the Obligations have been performed in full and indefeasibly paid in full in cash and the Loan Agreement has been terminated.

         6. PAYMENTS DUE ON A DAY OTHER THAN A BUSINESS DAY.

                  If any payment to be made on or under this Revolving Note is stated to be due or becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

         7. WAIVERS.

                  Canadian Borrowers hereby waive set off, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description.

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         8. LAWFUL LIMITS.

                  This Revolving Note is expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid by Canadian Borrowers for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then the obligation to be so fulfilled shall be reduced to such lawful limit, and any interest or any other charges of any kind received which might be deemed to be interest under applicable law in excess of the maximum lawful rate shall be applied in accordance with the Loan Agreement.

         9. ACKNOWLEDGEMENT OF JOINT AND SEVERAL LIABILITY.

                  Each of the Canadian Borrowers acknowledges that it is jointly and severally liable for all of the Canadian Obligations under the Loan Documents. Each of the Canadian Borrowers expressly understands, agrees and acknowledges that (a) Canadian Borrowers are all Affiliated entities by common ownership, (b) each of the Canadian Borrowers desires to have the availability of one common credit facility instead of separate credit facilities, (c) each of the Canadian Borrowers has requested that Canadian Revolving Lenders extend such a common credit facility on the terms herein provided, (d) Canadian Revolving Lenders will be lending against, and relying on a lien upon, all of Canadian Borrowers' assets that are pledged as Collateral hereunder, even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular Canadian Borrower, (e) each of the Canadian Borrowers will nonetheless benefit by the making of all such loans by Canadian Revolving Lenders and the availability of a single credit facility of a size greater than each could independently warrant, and (f) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each of the Canadian Borrowers.

         10. GOVERNING LAW.

                  This Revolving Note shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of laws provisions.

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             [SIGNATURE PAGE TO REVOLVING NOTE (CANADIAN BORROWERS)]

       This Revolving Note is executed as of the date first written above.

                                   COMMONWEALTH SEAGER HOLDINGS
                                   LTD., a corporation amalgamated under the laws of the Province of Alberta, Canada

                                   By: __________________________________(SEAL)
                                   Name:
                                   Title

                                   CORRPRO CANADA, INC., a corporation
                                   amalgamated under the laws of the Province of Alberta, Canada

                                   By: __________________________________(SEAL)
                                   Name:
                                   Title

                                   BORZA INSPECTIONS LTD., a corporation
                                   amalgamated under the laws of the
                                   Province of Alberta, Canada

                                   By: __________________________________(SEAL)
                                   Name:
                                   Title

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